Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

The Marcus Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock	Other	5,000,000 (4)	$15.08	$75,400,000 (2)	0.00015310	$11,543.74

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity Other Debt Other Unallocated (Universal Shelf)	Common Stock Preferred Stock Senior Debt Securities Subordinated Debt Securities Warrants Stock Purchase Contracts Stock Purchase Units	415(a)(6)	(3)		$150,000,000			Form S-3	333-227217	September 7, 2018	$30,025

	Total Offering Amounts					$225,400,000		$11,543.74

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$11,543.74

(1)	An indeterminate number of securities or aggregate principal amount, as the case may be, of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants, such indeterminate number of stock purchase contracts, and such indeterminate number of stock purchase units (the “Universal Shelf Securities”), as shall have an aggregate initial offering price not to exceed $150,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate offering price not to exceed $150,000,000, less the aggregate offering price of any securities previously issued hereunder. Any securities issued hereunder may be sold separately or as units with other securities issued hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional number of securities as may be offered or issued from time to time upon stock splits, stock dividends, recapitalizations or similar transactions.

(2)	Estimated solely for the purpose of computing the registration fee. This amount was calculated in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on September 30, 2024.

(3)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $150,000,000 of unsold securities (the “Unsold Securities”) previously registered pursuant to the registration statement on Form S-3 filed on October 8, 2021 (File No. 333-260154), which was declared effective on October 19, 2021 (the “2021 Registration Statement”). Under the 2021 Registration Statement, the registrant offset filing fees in the amount of $22,141,40 for the Unsold Securities pursuant to Rule 457(p). An original filing fee of $30,025 was paid to register the Unsold Securities under the registrant’s Registration Statement on Form S-3 (Registration No. 333-227217) filed on September 7, 2018 (“2018 Registration Statement”), which 2018 Registration Statement was terminated as of the date of effectiveness of the 2021 Registration Statement. Such aggregate amount of filing fees associated with the initial offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the 2021 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(4)	Shares to be offered for sale by selling shareholders.